Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350
In connection with the Annual Report on Form 10-K of AP Gaming Holdco Inc. (the "Company") for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David Lopez, as Chief Executive Officer of the Company, and Curt Mayer, as Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
1.     The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 31, 2014

/s/ DAVID LOPEZ
David Lopez President and Chief Executive Officer (Principal Executive Officer)

Date: March 31, 2014

/s/ CURT MAYER
Curt Mayer Chief Financial Officer and Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to AP Gaming Holdco Inc. and will be retained by AP Gaming Holdco Inc. and furnished to the Securities and Exchange Commission or its staff upon request.